UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Sorrento Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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SUPPLEMENT

TO

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

to be held on August 24, 2018

On July 19, 2018, Sorrento Therapeutics, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) relating to the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, August 24, 2018 at 12:00 p.m. Pacific Time at the offices of Paul Hastings LLP, 4747 Executive Drive, San Diego, California 92121. As previously disclosed, the record date for determining the Company’s stockholders entitled to vote at the Annual Meeting is July 16, 2018 (the “Record Date”).

The Company is providing this supplement (this “Supplement”) solely to correct an inadvertent error in the number of shares of common stock disclosed as outstanding as of the Record Date for the Annual Meeting appearing on page 2 of the Proxy Statement under the heading “Who is Entitled to Vote?” The correct number of shares outstanding as of the Record Date is 116,732,276. Accordingly, the corrected number of shares of common stock outstanding as of the Record Date is provided below and replaces the reference to 116,240,963 shares of common stock outstanding as of the Record Date as disclosed in the Proxy Statement.

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Who is Entitled to Vote?

The Board has fixed the close of business on July 16, 2018 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As of July 16, 2018, there were 116,732,276 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

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The correction of the number of shares of common stock outstanding as of the Record Date has no effect on the beneficial ownership percentages as reported in the Proxy Statement in the tables under the heading “Security Ownership of Certain Beneficial Owners and Management”.

Important Information

This Supplement should be read in conjunction with the Company’s Proxy Statement filed with the SEC on July 19, 2018. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement controls. This Supplement does not change or update any of the other disclosures contained in the Proxy Statement.

The date of this Supplement is July 20, 2018.